Exhibit 10.1

EXECUTION COPY

INVESTOR RIGHTS AGREEMENT

dated as of

FEBRUARY 1, 2011

by and between

IGATE CORPORATION

and

VISCARIA LIMITED

i

Table of Contents

(continued)

ii

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of February 1, 2011 by and between iGATE Corporation, a Pennsylvania corporation (the “Company”), and Viscaria Limited, a Cyprus private company limited by shares (the “Initial Investor”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in Article I.

WHEREAS, the Initial Investor is party to that certain Securities Purchase Agreement, dated as of January 10, 2011 among the Company and the Initial Investor (as may be amended or modified in accordance with its terms from time to time, the “Purchase Agreement”); and

WHEREAS, as a condition to the initial funding contemplated by the Purchase Agreement, the Initial Investor and the Company have agreed to enter into this Agreement as of the date hereof.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings. Any terms which refer to the Series B Statement are hereby incorporated by reference hereto in all respects and shall maintain such definition even if such Preferred Stock is no longer outstanding.

“10% Holder” has the meaning set forth in Section 2.8.

“Additional Shares” has the meaning set forth in Section 2.1(b).

“Affiliate” means, (a) with respect to the Company or any Subsidiary of the Company, any other Person (other than the Subsidiaries of the Company or the Company) that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person or (b) with respect to any other Person, any other Person that directly or indirectly through one or more intermediaries Controls or is Controlled by, or is under common Control with, such Person. For the avoidance of doubt, each investment fund managed and/or advised by, or any other Person under common control with, Apax Partners LLP or any such investment fund shall be deemed to be an Affiliate of the Initial Investor.

“Agreement” has the meaning set forth in the preamble.

“Allowed Delay” has the meaning set forth in Section 2.2.

“Audit Committee” means the audit committee of the Company.

“Board” means the board of directors of the Company.

“Board Threshold” shall have the meaning set forth in Section 4.1.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York or in the State of California generally are authorized or required by law or other governmental actions to close.

“Change of Control” has the meaning set forth in the Series B Statement.

“Closing Financing Agreements” means the Loan Documents, as defined in the Series B Statement.

“Closing Indebtedness” means the Indebtedness of the Company and its Subsidiaries incurred under the Closing Financing Agreements in connection with the transactions contemplated in the Patni Purchase Agreements.

“Common Stock” means the Company’s common stock, par value $0.01 per share, and any securities into which such shares may hereinafter be reclassified.

“Company” has the meaning set forth in the preamble.

“Company Indemnified Person” has the meaning set forth in Section 2.7(b).

“Company’s Knowledge” has the meaning set forth in the Purchase Agreement.

“Competitor” has the meaning set forth in Section 3.6(a).

“Control” (including the terms “Controlling”, “Controlled by” or “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Stock” has the meaning set forth in the Series B Statement.

“Convertible Securities” shall have the meaning set forth in the Series B Statement.

“Cyprus-India Income Tax Treaty” means the 1994 Agreement Between the Republic of Cyprus and the Republic of India for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital.

“Effectiveness Period” has the meaning set forth in Section 2.4(a)(i).

“Event of Default” has the meaning set forth in Section 7.1.

“Event of Noncompliance” has the meaning set forth in the Series B Statement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” has the meaning set forth in Section 2.1(a).

“Financing Proposal” has the meaning set forth in Section 3.1(c).

“First Closing Date” has the meaning set forth in the Purchase Agreement.

“GAAP” means United States generally accepted accounting principles, consistently applied, as in effect from time to time.

“Indebtedness” has the meaning set forth in the Purchase Agreement.

“Initial Investor” has the meaning set forth in the preamble.

“Interim Funding” has the meaning set forth in the Purchase Agreement.

“Investor Directors” has the meaning set forth in Section 4.1.

“Investor Indemnified Person” has the meaning set forth in Section 2.7(a).

“Investors” means the Initial Investor and any Person who acquires all or any portion of the Preferred Stock or the Conversion Stock following the First Closing Date in accordance with the terms of this Agreement.

“Key Shareholders” shall mean Sunil Wadhwani, Wadhwani Partners No. 1 LP, Wadhwani Partners No. 2 LP, Sunil and Nita Wadhwani Family Foundation, Ashok Trivedi and The Trivedi Family Qualified Subchapter S Trust.

“Majority Sponsor Investors” means the Investors from time to time holding at least a majority of the Preferred Stock (or Conversion Stock received upon conversion thereof) owned by the Sponsor Group.

“New Registration Statement” has the meaning set forth in Section 2.1(c).

“Options” has the meaning set forth in Series B Statement.

“Patni” has the meaning set forth in the Purchase Agreement.

“Patni Purchase Agreements” has the meaning set forth in the Purchase Agreement.

“Permitted Dividend” has the meaning set forth in Section 5.1(a)(i).

“Permitted Issuance” has the meaning set forth in Section 5.1(a)(ii).

“Person” means any individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or other form of entity not specifically listed in this definition.

“Preferred Stock” means the Series B Preferred Stock.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to such prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Purchase Rights” shall have the meaning set forth in Section 3.3.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means, collectively, (i) the Conversion Stock and (ii) any other securities issued or issuable upon conversion of or in exchange for Registrable Securities; provided that as to any particular Registrable Security, such security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investor pursuant to Rule 144(b)(i)(1).

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Related Party” means (i) any officer, director or 5% stockholder of the Company (which for such calculation shall aggregate stockholdings of Affiliates, and immediate family members sharing the same household with such Persons), (ii) any officer or director of any of the Company’s Subsidiaries, or (iii) any member of any such Person’s immediate family sharing the same household or any of their respective Affiliates.

“Remainder Registration Statements” has the meaning set forth in Section 2.1(c).

“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding (other than (i) Permitted Dividends, (ii) dividends or distributions payable to the Company or to any of its Subsidiaries or (iii) repurchases or redemptions by the Company or any of its Subsidiaries of the stock of their respective wholly-owned Subsidiaries); (b) except as permitted in clause (a), any payment or prepayment of principal of, premium, if any, or interest on, or any repurchase, redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, Options or other rights to acquire shares of any class of stock of the Company or any of its Subsidiaries now or hereafter outstanding (unless the terms thereof were approved by the Investor as set forth in Section 5.1, or exempted from such approval); and (d) any payment by the Company or any of its Subsidiaries of any management, consulting or other fees to any Related Party, whether pursuant to a management agreement or otherwise, excluding compensation of officers, directors or employees of the Company and its Subsidiaries; provided, that repurchases of equity securities issued to employees, officers, directors, consultants or other persons who performed services for the Company or its Subsidiaries in connection with the cessation of such employment or service and pursuant to a pre-existing written agreement with such party permitting such a repurchase shall not constitute Restricted Payments.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly-available written guidance or interpretations of the SEC staff and (ii) the Securities Act.

“Second Closing Date” means the Second Closing Date as defined in the Purchase Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Preferred Stock” means the 8% Series B Convertible Participating Preferred Stock, no par value per share, of the Company having the rights, preferences, limitations and special rights set forth in the Series B Statement, together with any securities into which such shares may be reclassified.

“Series B Statement” means the Statement with Respect to Shares of Series B Preferred Stock, in the form attached as Exhibit C to the Purchase Agreement.

“Settlement Date” has the meaning set forth in the Series B Statement.

“Shareholder Approval” has the meaning set forth in the Series B Statement.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Sponsor Group” means the Initial Investor and its Affiliates; provided, that (i) during the continuance of an Event of Noncompliance under Section 11(a)(i)(A) of the Series B Statement for payment defaults under Section 6(b) or Section 6(c) of the Series B Statement or (ii) if an Event of Noncompliance under Section 11(a)(i)(A) of the Series B Statement for a payment default under Section 6(a) of the Series B Statement has occurred and is continuing for at least one year, the Sponsor Group shall also include any permitted transferee of the Sponsor Group and such designation shall remain, even if such Event of Noncompliance following any such transfer is no longer continuing.

“Sponsor Investors” has the meaning set forth in Section 3.1(a).

“Sub Board” has the meaning set forth in Section 4.8.

“Subsequent Financing” means any issuance of (x) equity securities of the Company or (y) debt securities of the Company which are not solely current cash pay debt securities (other than pursuant to the Loan Documents as defined in the Purchase Agreement) that, in each case, is consummated by the Company (or any of its Subsidiaries, as applicable) following the First Closing Date other than any issuance of (a) Common Stock issued in an underwritten public offering contemplated in Section 5.1(a)(ii)(8), (b) shares of Common Stock as consideration in a merger or acquisition of the stock or assets of another Person so long as such merger or acquisition was consented to in accordance with, or did not require consent pursuant to, Section 5.1(a)(v), (c) grants of equity to officers, employees, directors or consultants of the Company and its Subsidiaries pursuant to the Company’s written benefit plans, (d) securities issued pursuant to any rights agreements, including, without limitations, Convertible Securities, Options and warrants, provided that either (i) the Company shall have complied with Section 3.1, Section 3.3 and Section 5.1(a)(ii), as applicable with respect to the initial sale or grant by the Company of such rights or agreements, or (ii) such rights or agreements as are scheduled on Schedule 4.4(c) of the Disclosure Schedules to the Purchase Agreement that existed prior to the Company’s obligations under Section 3.1, Section 3.3 and Section 5.1(a)(ii), (it being understood that any modification or amendment to any such pre-existing right or agreement subsequent to the date of this Agreement with the effect of increasing the percentage of the Company’s fully-diluted securities underlying such rights agreement shall not be included in this clause (ii)), (e) upon the occurrence of a stock split, stock dividend or any subdivision of the Common Stock, and (f) any right, option or warrant to acquire any securities convertible into the securities excluded from the definition of Subsequent Financing pursuant to clauses (a) through (e) above. For the avoidance of doubt, any debt securities that involve an interest component that is not current pay, conversion into equity or provides for an equity component will be subject to the right of first offer provided for in Section 3.1 and unless a Permitted Issuance, will also be subject to the preemptive rights provided for in Section 3.3, if applicable.

“Subsequent Financing Notice” has the meaning set forth in Section 3.1(b).

“Subsidiary” shall mean any corporation, partnership, limited liability corporation, joint venture, joint stock corporation, trust, unincorporated organization or other entity for which the Corporation owns at least 50% of the Voting Stock of such entity.

“Termination Date” shall have the meaning set forth in Series B Statement.

“Trading Market” shall have the meaning set forth in the Series B Statement.

“Transaction Documents” means this Agreement, the Series B Statement, the Purchase Agreement, the Voting and Standstill Agreement, the Patni Purchase Agreements and all other agreements delivered or required to be delivered by any party hereto pursuant to the Patni Purchase Agreements.

“Transfer Agent” has the meaning set forth in Section 2.4(b).

“Voting and Standstill Agreement” means that certain voting and standstill agreement by and among the Key Shareholders, the Company and the Initial Investor, executed as of the date of the Purchase Agreement.

“Voting Securities” has the meaning set forth in Section 3.5(a).

“Voting Stock” shall have the meaning set forth in the Series B Statement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Mandatory Registration.

(a) Demand Registration. No later than nine months from the First Closing Date, (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, then on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities), covering the resale of the Registrable Securities in an amount at least equal to the total number of shares of Conversion Stock issuable upon conversion of all then outstanding shares of Series B Preferred Stock (assuming for the purposes of this calculation that Shareholder Approval had been obtained and assuming maximum accretion through the latest possible Settlement Date) (the “Shelf Registration Statement”). The Shelf Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends, similar transactions or other adjustments provided for in the Series B Statement with respect to the Registrable Securities. The Shelf Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the holders of a majority of the Registrable Securities. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 2.4(a)(iii) to the Investors and their counsel prior to its filing or other submission.

(b) Additional Registrable Securities. Within ten days of the written demand of any Investor and at such time as additional shares of Common Stock (the “Additional Shares”) become issuable upon conversion of any Preferred Stock (whether due to an adjustment under the Statements With Respect to Shares or otherwise), the Company shall prepare and file with the SEC one or more Registration Statements on Form S-3 or amend the Shelf Registration Statement, as applicable, if such Shelf Registration Statement has not previously been declared effective (or, if Form S-3 is not then available to the Company, then on such form of registration statement as is then available to effect a registration for resale of such Additional Shares), covering the resale of the Additional Shares, but only to the extent the Additional Shares are not at the time covered by an effective Registration Statement. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Shares. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the holders of a majority of the Registrable Securities.

(c) Notwithstanding the registration obligations set forth in this Section 2.1, in the event that the SEC informs the Company that all of the Registrable Securities may not, as a result of the application of Rule 415 or any other applicable securities law, rule or regulation, be registered for resale as a secondary offering on a single registration statement, the Company agrees to (i) promptly inform each of the Investors thereof, and (ii) use all reasonable best efforts to promptly file amendments to the Shelf Registration Statement, as applicable, as required by the Commission and/or (iii) promptly withdraw the Shelf Registration Statement and promptly file a new registration statement (a “New Registration Statement”), in either case, covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use all reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance. In the event that the Company amends the Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (ii) or (iii) above, the Company will use all reasonable best efforts to file with the SEC, as promptly as allowed by the SEC or the SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration Statement, as amended, or the New Registration Statement (the “Remainder Registration Statements”).

Section 2.2 Allowed Delay. For not more than thirty consecutive days (or forty-five consecutive days if neither the Initial Investor nor an Affiliate of an Initial Investor owns any of the Registrable Securities) or for a total of not more than sixty days in any twelve-month period (or ninety days in any twelve-month period, if neither the Initial Investor nor Affiliate of an Initial Investor owns any of the Registrable Securities), the Company may suspend the use of any Prospectus included in any registration statement contemplated by this Article II if such use would require the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Board, in the best interests of the Company (an “Allowed Delay”); provided that the Company shall (a) promptly notify the Investors in writing of the suspension (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding the material non-public information giving rise to an Allowed Delay), and (b) promptly advise the Investors in writing to cease all sales under any Registration Statement until the end of the Allowed Delay and (c) use reasonable best efforts to terminate an Allowed Delay as promptly as practicable when the use of the Prospectus would not require the disclosure of material non-public information.

Section 2.3 Expenses. The Company will pay all expenses incurred by the Company in connection with the registrations contemplated by this Article II, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with registering the Registrable Securities for sale under applicable state securities laws, listing fees, but in no event will the Company be responsible for any fees or expenses or transfer taxes of any holder of Registrable Securities, or underwriting discounts, selling commissions or similar fees of any underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

Section 2.4 Company Obligations.

(a) The Company shall use all reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as practicable:

(i) use all reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective in accordance with Section 2.1(a) for a period that will terminate upon the earlier of (x) the date on which all Registrable Securities covered by such Registration Statement have been sold, and (y) the date on which there are no longer any Registrable Securities outstanding (the “Effectiveness Period”), and advise the Investors in writing when the Effectiveness Period has expired;

(ii) use all reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective, supplemented and amended for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(iii) provide copies to and permit counsel designated by the Investors to review each Registration Statement and all amendments and supplements thereto (other than reports and proxy statements filed by the Company under the Exchange Act that are incorporated by reference in the Registration Statement or the Prospectus) no fewer than seven days prior to their filing with the SEC and, except as required by law, not file any document to which such counsel reasonably objects in good faith (other than reports and proxy statements filed by the Company under the Exchange Act that are incorporated by reference in the Registration Statement or the Prospectus);

(iv) furnish to the Investors and their legal counsel (A) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two Business Days after the filing date, receipt date or sending date, as the case may be) one copy of each Registration Statement and any amendment thereto, each preliminary prospectus, free-writing prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case, relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (B) such number of copies of a Prospectus, including a preliminary prospectus, any free-writing prospectus and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by each Registration Statement;

(v) in the event the holders of a majority of the Registrable Securities request that the Company participate in any underwritten public offering of the Conversion Stock, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering selected by the holders of a majority of the Registrable Securities. Each Investor participating in such underwriting shall also enter into and perform its obligations pursuant to such an agreement;

(vi) use all reasonable best efforts to (A) prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement and, (B) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(vii) prior to any public offering of Registrable Securities, use all reasonable best efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other acts or things reasonably necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.4(a)(vii), (B) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 2.4(a)(vii), or (C) file a general consent to service of process in any such jurisdiction;

(viii) use all reasonable best efforts to cause all Registrable Securities covered by each Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(ix) promptly notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act (including during any period when the Company is in compliance with Rule 172), upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the reasonable request of any Investor and if required by applicable law, promptly prepare, file with the SEC pursuant to Rule 172 and furnish to such Investor a supplement to or an amendment of such Prospectus as may be necessary so that such

Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(x) otherwise use all reasonable best efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and

(xi) use all reasonable best efforts to take all other steps necessary or reasonably required to effect the registration of the Registrable Securities covered by each Registration Statement contemplated hereby.

(b) Upon the earlier of (i) resale pursuant to a Registration Statement, (ii) Rule 144 becoming available, (iii) any sale pursuant to Rule 144 or (iv) such time as a legend is no longer required under applicable requirements of the Securities Act (including controlling judicial interpretations and pronouncements issued by the SEC), at the Investor’s request, the Company shall use all reasonable best efforts to (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by each Investor that such shares may be disposed of pursuant to Rule 144 or (2) in connection with any sale of Common Stock by the Investors pursuant to the registration contemplated by this Agreement and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. From and after the earlier of such dates, upon the holders of a majority of the Registrable Securities written request, the Company shall promptly cause certificates evidencing the Conversion Stock to be replaced with certificates which do not bear such restrictive legends, and Conversion Stock subsequently issued shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Conversion Stock.

(c) With a view to making available to the Investors the benefits of Rule 144 (or any successor rule) the Company agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be resold pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request, as long as such Investor owns any Registrable Securities, (A) a written statement by the Company that it has filed all reports and documents required to be filed by the Company under the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the SEC’s EDGAR system.

Section 2.5 Due Diligence Review; Information.

(a) In connection with any underwritten public offering consented to by the Company as provided herein, upon reasonable prior notice and execution of a customary confidentiality agreement by the Investors, the Company shall make available, during normal business hours, for inspection and review by the Investors, any managing underwriters and any attorneys or accountants retained by such Investors or managing underwriters, all financial and other records and all other pertinent documents of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative, advisor or underwriter in connection with an underwritten public offering pursuant to a Registration Statement (including in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement in connection with such underwritten public offering for the sole purpose of enabling the Investors and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct a due diligence investigation with respect to the Company and the accuracy of such Registration Statement.

(b) The Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto; provided, that the foregoing shall not restrict the Company from disclosing material non-public information to any Investor Director or Investor board observer, or to their advisors or representatives.

Section 2.6 Obligations of the Investors.

(a) Each Investor shall promptly furnish in writing to the Company such information regarding itself and the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten Business Days prior to the first anticipated filing date of each Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor.

(b) Each Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2.2 or (ii) the happening of an event pursuant to Section 2.4(a)(ix), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that a supplemented or amended Prospectus has been filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company, then the Investor shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

Section 2.7 Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and its affiliates and their respective directors, officers, members, shareholders, partners, employees, affiliates, representatives and agents, each Person who Controls the Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, partners, employees, affiliates, representatives and agents of such Controlling Person (each, an “Investor Indemnified Person”) from and against, without duplication, any and all losses, claims, damages, liabilities, contingencies and expenses (including reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Investor Indemnified Person may become subject caused by, as a result of, arising out of, based upon or relating to: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof; or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable to an Investor pursuant to this Section 2.7 if and to the extent that any such loss, claim, damage, liability, contingency or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor in writing specifically for use in such Registration Statement or Prospectus. In connection with any underwritten offering, the Company will also indemnify the underwriters, if any, their respective Affiliates and each Person who Controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Investor, if requested in connection with any Registration Statement, or any Prospectus.

(b) Indemnification by the Investors. Each Investor agrees, severally but not jointly, to indemnify and hold harmless the Company and its Affiliates and their respective directors, officers, members, shareholders, partners, employees, affiliates, representatives and agents, each Person who Controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, members, partners, employees, affiliates, representatives and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such Controlling Person (each, a “Company Indemnified Person”) from and against, without duplication, any and all losses, claims, damages, liabilities, contingencies and expenses (including reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Company Indemnified Person may become subject caused by, as a result of, arising out of, based upon or relating to (i) any untrue statement of a material fact contained in any Registration Statement, any preliminary

Prospectus or final Prospectus contained therein, or any amendment or supplement thereof, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Investor to the Company specifically for inclusion in such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, or any amendment or supplement thereof. In no event shall the liability of any Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 2.7 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in any Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses incurred in connection with the defense thereof; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent such failure to give notice shall materially and adversely prejudice the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in Section 2.7(a) and Section 2.7(b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of all such losses, claims, damages, liabilities, contingencies and expenses (including reasonable attorneys’ fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of any Investor be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Investor in connection with any claim relating to this Section 2.7 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by such Investor upon the sale of the Registrable Securities giving rise to such contribution obligation.

Section 2.8 Applicability. The provisions of this Article II shall inure to any Investor or group of Investors who are Affiliates of each other holding at least 10% of the Registrable Securities (on an as-converted basis) issued as of the Second Closing Date (or the First Closing Date if such Second Closing Date has not yet occurred) (each a “10% Holder”).

ARTICLE III

OTHER RIGHTS

Section 3.1 Right of First Offer.

(a) From and after the First Closing Date, the Investors who are members of the Sponsor Group owning no less than fifty percent (50%) of the Conversion Stock issued or issuable upon the conversion of the Preferred Stock as of the Second Closing Date (or the First Closing Date, if the Second Closing Date has yet to occur) (assuming that, notwithstanding anything to the contrary contained in Section 8(a) of the Series B Statement, each share of the Preferred Stock is convertible on the Second Closing Date or the First Closing Date, as the case may be) (whether or not such Conversion Stock has been issued or is held through Preferred Stock or as a combination thereof and including for these purposes the benefit to the Investor of any accrual on any Preferred Stock before the Second Closing Date but disregarding for these purposes any accrual on any Preferred Stock after the Second Closing Date) (the “Sponsor Investors”) shall have the right, at the election of the Majority Sponsor Investors in accordance with this Section 3.1, to participate in any Subsequent Financing, subject to compliance with principal Trading Market, Securities Act and other restrictions required by applicable law; provided, that the Company shall use all reasonable best efforts to effectuate such compliance. The Majority Sponsor Investors may elect to provide all or any portion of the Subsequent Financing in accordance with the provisions set forth below and such Subsequent Financing may be allocated among the Sponsor Investors in any manner such Sponsor Investors (or their respective designees) shall determine.

(b) The Company shall deliver a written notice (each, a “Subsequent Financing Notice”) to the Sponsor Group. The Subsequent Financing Notice shall include the type, amount and basic terms of the Subsequent Financing the Company is seeking to obtain. The Subsequent Financing Notice requirement shall be deemed satisfied if the specifics of such Subsequent Financing were specifically discussed at a properly called and constituted Board meeting at which an Investor Director was present for such discussion.

(c) The Majority Sponsor Investors shall have 15 days to propose in writing to the Company detailed terms for such Subsequent Financing (the “Financing Proposal”), or to decline the right to participate in such Subsequent Financing.

(d) The Company may, for a period of 180 days after receipt of the Financing Proposal from the Investors, attempt to obtain the financing requested in the Subsequent Financing Notice from other sources on terms taken as a whole that are more favorable to the Company than the terms proposed by the Majority Sponsor Investors in the Financing Proposal; provided, that the Company shall provide the Sponsor Investors (or the Investor Directors) every forty-five days while the Company continues to pursue such Subsequent Financing, an update as to the status of the Subsequent Financing, through meetings of the Board or otherwise. The Company may obtain such Subsequent Financing from such alternative source if such Subsequent Financing can actually be effectuated on terms more favorable to the Company than the terms proposed by the Majority Sponsor Investors in the Financing Proposal; provided, that such financing must be effectuated within 180 days of the date of the Majority Sponsor Investors’ Financing Proposal, and otherwise such Subsequent Financing must be reoffered to the Investors in accordance with the procedures set forth in this Section 3.1.

Section 3.2 Due Diligence in Connection with Subsequent Financings. Upon the execution of a confidentiality agreement (to the extent such Persons are not already bound by an obligation of confidentiality to the Company), the Company will provide the Majority Sponsor Investors with such information as they reasonably request that is pertinent to any such Subsequent Financing.

Section 3.3 Preemptive Rights. If at any time the Company grants, issues or sells any Common Stock, Options or any other Convertible Securities (other than a Permitted Issuance) to any Person (the “Purchase Rights”) then the Investors who are members of the Sponsor Group owning no less than fifty percent (50%) of the Conversion Stock issued or issuable upon conversion of the Preferred Stock as of the Second Closing Date (or the First Closing Date if the Second Closing Date has yet to occur) (assuming, notwithstanding anything to the contrary contained in Section 8(a) of the Series B Statement, each share of the Preferred Stock is convertible on the Second Closing Date or the First Closing Date, as the case may be) (whether or not such Conversion Stock has been issued or is held through Preferred Stock or as a combination thereof and including for these purposes the benefit to the Investor of any accrual on an Preferred Stock before the Second Closing Date but disregarding for these purposes any accrual on any Preferred Stock after the Second Closing Date) shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which shall result in such holder retaining the same proportionate share of the Common Stock of the Company on a fully-diluted as-converted basis as prior to the grant, issuance or sale (assuming for this calculation that Shareholder Approval has been obtained and all shares of Preferred Stock are convertible into Conversion Stock). The Company shall provide written notice of such grant, issuance or sale of Purchase Rights to each Investor, at least 15 days before such Investor shall be required to indicate its intent to exercise its preemptive rights. Only in the case of underwritten public offerings (i) shall there be deemed notice to the Investor if the topic of the issuance triggering the preemptive right is specifically discussed at a Board meeting where an Investor Director is present for such discussion, and otherwise such notice must be written, and (ii) once the notice provided in (i) is given with respect to the possibility of an underwritten public offering, any further communication to Investor regarding the “book build” for the public offering can be oral and given at the time of the “book build,” whenever it may occur. Any notice with respect to this Section 3.3 shall not constitute notice for the purpose Section 3.1. For the avoidance of doubt, the preemptive rights of this Section 3.3 are separate and distinct from the right of first offer in Section 3.1 and each Investor retains its preemptive rights even if the right of first offer is not elected.

Section 3.4 Additional Rights. Notwithstanding any other provision of this Article III, if the Subsequent Financing or the Purchase Right consists of an issuance of voting securities or securities exercisable for or convertible into voting securities of the Company, and the Shareholder Approval has not been obtained, or any additional shareholder approval is required by the rules and regulations of the Trading Market on which the Company’s securities are then listed in order to fully effectuate the Investor’s rights under Section 3.1 or Section 3.3 hereto, the Company shall make available to each Investor, at such Investor’s request, non-voting securities which are otherwise identical to the voting securities and are convertible into voting securities at the request of the holder of such non-voting security, but only if permitted by the Company’s articles of incorporation and bylaws; provided, that the Company shall use all reasonable best efforts to make any amendments required to effectuate such request.

Section 3.5 Voting.

(a) Shares subject to Voting Agreement. So long as no Event of Default under this Agreement or Event of Noncompliance under the Series B Statement occurs or is continuing, each Investor hereby agrees to vote all of its shares of Series B Preferred Stock that are entitled to vote with the Common Stock and any Conversion Stock issued upon conversion thereof, whether now owned or hereafter acquired (collectively, the “Voting Securities”), in accordance with this Section 3.5.

(b) Voting Agreement as to Certain Matters. In connection with any proposal submitted for Company shareholder approval (at any annual or special meeting called, or in connection with any other action (including the execution of written consents)) related to the election or removal of directors of the Board, each Investor will vote all of its Voting Securities as follows:

(i) in favor of any independent or management nominee for director designated by the nominating or other applicable committee of the Board (provided that the nominating committee’s designation is consistent with the terms of the Series B Statement and this Agreement); and

(ii) against the removal of any director designated in accordance with Section 3.5(b)(i).

(c) Termination of Voting Agreement. The provisions of this Section 3.4 shall terminate upon the earliest to occur of any one of the following events:

(i) the date on which the Sponsor Group no longer beneficially owns, in the aggregate, Conversion Stock equal to at least the Board Threshold;

(ii) the liquidation, dissolution or indefinite cessation of the business operations of the Company;

(iii) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; or

(iv) a Change of Control of the Company.

Section 3.6 Transfers.

(a) Each Investor hereby agrees that it will not at any time directly or knowingly indirectly (without any duty of investigation) transfer any shares of Preferred Stock to any Competitor of the Company other than during the existence of an Event of Noncompliance under Section 11(a)(i)(A) occurring under Section 6(a) of the Series B Statement. For purposes of this Section 3.6, “Competitor” shall mean any Person whose primary business is information technology services with annual revenues from such information technology services of more than $100 million; provided that financial investors who hold investments in one or more Persons in the business of information technology services shall not be deemed a Competitor of the Company.

(b) Reasonable Cooperation. The Company shall provide reasonable cooperation in connection with potential transfers (including allowing access to diligence for potential transferees other than to Competitors) upon reasonable notice, subject to the potential transferee entering into a customary confidentially agreement.

Section 3.7 Standstill. Each Investor shall not, and shall cause its Affiliates to not, whether acting alone or in concert with others:

(a) pursue a hostile tender offer for the Company’s Common Stock; provided, that, for the avoidance of doubt, the foregoing should not prevent the Investors from pursuing a going-private transaction approved by the Board;

(b) enter into a short position with respect to the Company’s stock; or

(c) publicly disclose any intention, plan or arrangement inconsistent with the terms of this Section 3.7.

ARTICLE IV

NOMINATION OF INVESTOR DIRECTORS

Section 4.1 Investor Directors. So long as the Sponsor Group beneficially owns, in the aggregate, at least one third of the Conversion Stock issued or issuable upon conversion of the Preferred Stock as of the Second Closing Date (assuming that, notwithstanding anything to the contrary contained in Section 8(a) of the Series B Statement, each share of the Preferred Stock is convertible on the Second Closing Date or the First Closing Date, as the case may be) (whether or not such Conversion Stock has been issued or is held through the Preferred Stock or as a combination thereof and including for these purposes the benefit to the Investor of any accrual on any Preferred Stock before the Second Closing Date but disregarding for these purposes any accrual on any Preferred Stock after the Second Closing Date) (the “Board Threshold”), the Majority Sponsor Investors may nominate one director if the total number of directors of the Company is nine or less, and two directors if the total number of directors of the Company is ten or more (for so long as the right to elect such additional director is consistent with Nasdaq Listing Rule 5640) to the Board (the “Investor Directors”). Each Investor Director appointed pursuant to this Section 4.1 shall, subject to the Board Threshold, continue to hold office until such Investor Director’s term expires, subject, however, to prior death, resignation, retirement, disqualification or termination of term of office as provided in Section 4.4.

Section 4.2 Continuing Designation of Investor Directors. Subject to the Board Threshold, at each meeting of the Company’s stockholders at which the election of directors is to be considered, the Company shall nominate the Investor Director(s) designated by the Majority Sponsor Investors for election to the Board by the holders of Voting Stock and solicit proxies from the Company’s stockholders in favor of the election of Investor Directors. The Company shall use all reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all unrestricted proxies in favor of the election of such Investor Director and including recommending approval of such Investor Director’s appointment to the Board) and shall not take any action designed to diminish the prospects of such Investor Director(s) of being elected to the Board.

Section 4.3 Event of Noncompliance; Additional Investor Directors. Subject to the Board Threshold, the Majority Sponsor Investors shall have the right to nominate (and the Company shall take all reasonably necessary actions such as causing the size of the Board to be increased accordingly or a non-Investor Director or Directors to resign to vacate a Board seat to permit such nomination) two additional members of the Board in the event that there is an Event of Noncompliance under Section 11(a)(i)(A) of the Series B Statement and such additional directors shall remain seated during the pendency of such Event of Noncompliance and shall be automatically removed when an Event of Noncompliance under Section 11(a)(i)(A) is no longer continuing. Such director(s) shall be nominated and elected in accordance with this Article IV and Section 7.2, and each such director shall be deemed an Investor Director for all purposes of this Article IV, and such additional directors shall have additional proportionate rights to serve on committees of the Board, Sub Boards and Sub Board committees commensurate with Section 4.8, so long as consistent with the independence and other applicable requirements of the principal Trading Market of the Company’s Common Stock or under applicable law; provided, that the Company shall use all reasonable best efforts to effectuate such compliance.

Section 4.4 Resignation; Removal.

(a) Resignation. Any elected Investor Director may resign from the Board at any time by giving written notice to the Company at its principal executive office. Unless otherwise required by law, the resignation is effective without acceptance when the notice is given to the Company, unless a later effective time is specified in the notice.

(b) Removal. The Company shall use all reasonable best efforts consistent with providing that any Investor Director is removed only if so directed in writing by the Majority Sponsor Investors, unless otherwise required by applicable law.

Section 4.5 Vacancies; New Directorships. In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of term of office of an Investor Director or the creation of a new directorship to which the Majority Sponsor Investor has the right to nominate a director as provided in this Article IV, then the Company shall use all reasonable best efforts to cause the Board to fill such vacancy or new directorship with a representative designated by the Majority Sponsor Investors as provided hereunder, in either case, to serve until the next annual or special meeting of the stockholders (and at such meeting, such representative, or another representative designated by such holders, will be elected to the Board in the manner set forth in Section 4.2). If the Majority Sponsor Investors fail or decline to fill the vacancy, then the directorship shall remain open until such time as the Majority Sponsor Investors elect to fill it with a representative designated hereunder. During any such period that the Majority Sponsor Investors are entitled to, but have failed or declined to, designate any Investor Director, the Majority Sponsor Investors shall have the right to designate one additional representative to attend all Board meetings as a non-voting observer. Such observer shall be entitled to notice of all Board meetings in the manner that notice is provided to members of the Board, shall be entitled to receive all materials provided to members of the Board, at the same time as provided to members of the Board and shall be entitled to attend (whether in person, by telephone, or otherwise) all meetings of the Board as a non-voting observer.

Section 4.6 Fees and Expenses. The Investor Directors appointed pursuant to Section 4.5 and any Board Observer designated pursuant to Section 4.7 shall be entitled to reimbursement of expenses incurred in such capacities on the same basis as the Company provides such reimbursement to the other members of its Board.

Section 4.7 Board Observer. Subject to the Board Threshold, in addition to any observer designated pursuant to Section 4.5 above, the Majority Sponsor Investors shall at all times have the right to designate one non-voting observer to attend Board meetings as an observer. The observer shall be entitled to notice of all Board and committee meetings in the manner that notice is provided to members of the Board, shall be entitled to receive all materials provided to members of the Board and committees, at the same time as provided to members of the Board and such committees and shall be entitled to attend (whether in person, by telephone, or otherwise) all meetings as a non-voting observer.

Section 4.8 Committees; Subsidiary Boards. Subject to the Board Threshold, the Company shall use its reasonable best efforts such that one of the Investor Directors shall be a member of each committee of the Board other than the Audit Committee, so long as consistent with the independence and other applicable requirements of the principal Trading Market of the Company’s Common Stock or under applicable law; provided, that the Company shall use all reasonable best efforts to effectuate such compliance; and provided further, that one Investor Director may participate as an observer to the Audit Committee and shall have the observer rights set forth in Section 4.7. Any committee of the Board may, at its reasonable discretion, exclude from such committee meeting any observer attending such meeting in accordance with this Section 4.8 or Section 4.7. At the request of the Majority Sponsor Investors, the Company shall cause the Investor Directors to have proportional representation (relative to their percentage on the whole Board, but in no event less than one representative) on the boards (or equivalent governing body) of each publicly-traded Subsidiary of the Company (or in the case of a continuing Event of Noncompliance, any Subsidiary of the Company) (each, a “Sub Board”). Subject to the Board Threshold, one Investor representative shall be seated on the Patni board of directors and an additional Investor representative shall serve as an observer (in each case, from and after the date that the Company obtains the ability to nominate any directors to the Patni board of directors) and shall have representation on committees of the Patni board of directors until Patni becomes a wholly owned Subsidiary of the Company.

Section 4.9 Reporting Information. With respect to each Investor Director designated pursuant to the provisions of this Article IV, the Majority Sponsor Investors shall cause each Investor Director to provide to the Company all necessary assistance and information related to such Investor Director that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies or otherwise, including such Person’s written consent to being named in the proxy statement (if applicable) and to serving as a director if elected.

Section 4.10 Directors and Officers Insurance. The Company shall add each Investor Director as a beneficiary to the Company’s (and its Subsidiary’s to the extent such Investor Director is a director of such Subsidiary) directors’ and officers’ liability insurance policy effective from the First Closing Date (or such date as such Investor Director is appointed pursuant to this Article IV) and shall provide all other contractual or insurance director liability or indemnification coverages provided to other members of the Board or Sub Boards (on which such Investor Director serves).

ARTICLE V

CONSENT RIGHTS

Section 5.1 Investor Approval.

(a) Except as specifically permitted or contemplated by this Agreement or the Transaction Documents, so long as the Sponsor Group beneficially owns, in the aggregate, at least 50% of the Conversion Stock issued or issuable upon conversion of the Preferred Stock as of the Second Closing Date (or the First Closing, if the Second Closing has not yet occurred) (assuming that, notwithstanding anything to the contrary contained in Section 8(a) of the Series B Statement, each share of the Preferred Stock is convertible on the Second Closing Date or the First Closing Date, as the case may be) (whether or not such Conversion Stock has been issued or is held through the Preferred Stock or as a combination thereof and including for these purposes the benefit to the Investor of any accrual on the Preferred Stock before the Second Closing Date but disregarding for these purposes any accrual on any Preferred Stock after the Second Closing Date), the Company shall not, and shall take all action possible to ensure that each Subsidiary of the Company shall not, without the prior written consent of the Majority Sponsor Investors (which consent may be withheld in their sole discretion and provided, for the avoidance of doubt, such consent must be specific consent of the Majority Sponsor Investors as shareholders, and no vote of an Investor Director for any action of the Board shall be deemed to be consent of the Majority Sponsor Investors) take any of the following actions or engage in any of the following transactions:

(i) directly or indirectly declare or make any Restricted Payment except for (A) payments with respect to the Preferred Stock (including redemption thereof) in accordance with the Series B Statement, (B) a cash dividend payable to holders of the Company’s Common Stock to occur in the first quarter of 2011, of up to $0.07 per share of Common Stock (to a maximum of $4.0 million), and (C) (without duplication with clause (B) in respect of fiscal year 2011 only), cash dividends payable to holders of the Company’s Common Stock of up to 25% of the net income of the Company in respect of any given fiscal year (each of (A), (B) and (C), a “Permitted Dividend”);

(ii) authorize, issue, enter into any agreement providing for the issuance (contingent or otherwise) of (A) any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features or (B) any capital stock or other equity securities, Options, warrants or other equity-linked securities (or any other securities convertible into or exchangeable for any capital stock or other equity securities), except for the issuance of (1) capital stock or other equity securities to the Company or a Subsidiary of the Company, (2) Preferred Stock issued pursuant to the terms of the Purchase Agreement, (3) the Conversion Stock, (4) grants of equity to officers, employees, directors or consultants of the Company and its Subsidiaries pursuant to the Company’s written Board-approved equity incentive plans, so long as no Event of Noncompliance under Section 11(a)(i) of the Series B Statement is existing or continuing, (5) securities issued pursuant to any rights agreements, including, without limitations, convertible securities, Options and warrants, provided that either (i) the Company shall have complied with this Section 5.1(a)(ii), Section 3.1 and Section 3.3, if applicable, with respect to the initial sale or grant by the Company of such rights or agreements, or (ii) such rights or agreements existed prior to the Company’s obligations under this Section 5.1(a)(ii), Section 3.1 and Section 3.3 and are scheduled on Schedule 4.4(c) of the Disclosure Schedules to the Purchase Agreement (it being understood that any modification or amendment to any such pre-existing right or agreement subsequent to the date of this Agreement with the effect of increasing the percentage of the Company’s fully-diluted securities underlying such rights agreement shall not be included in this clause (ii)), (6) shares of Common Stock as consideration in a merger or acquisition of the stock or assets of another Person so long as such merger or acquisition was consented to in accordance with Section 5.1(a)(v), (7) upon the occurrence of a stock split, stock dividend or any subdivision of the Common Stock, (8) an underwritten public offering of up to 10 million shares of Common Stock of the Company plus an additional 15% pursuant to the overallotment option prior to the Second Closing Date with proceeds used to fund a portion of the purchase price under the Patni Purchase Agreements, at a net price per share to the Company of no less than $16.00, (9) for the six months prior to the Put Date, the Company may make any of the issuances in Section 5.1(a)(ii) (A) or (B); provided, that the proceeds of such issuance or issuances shall be held in a segregated account, to be used solely for the benefit of the holders of the Series B Preferred Stock upon redemption of such shares by the Company in accordance with Section 6(a) of the Series B Statement and (10) after the Second Closing only, any underwritten public offerings of Common Stock of the Company up to 10%, in aggregate, in all such underwritten public offerings after the Second Closing Date, of the number of fully diluted shares of Common Stock (assuming conversion of all Preferred

Stock and Convertible Securities and exercise of all Options) issued and outstanding immediately following the Second Closing Date (each of clauses (1) through (8), a “Permitted Issuance”);

(iii) reclassify or recapitalize any securities of the Company or any of its Subsidiaries by any means (including by merger) in any manner that adversely affects the rights of the holders of Series B Preferred Stock under this Agreement or the Series B Statement;

(iv) directly or indirectly sell, lease, exclusively license or otherwise dispose of any equity interest in any Subsidiary or consolidated assets of the Company and its Subsidiaries of more than $20 million in value in an individual transaction or $100 million in aggregate (computed on the basis of book value, determined in accordance with GAAP, or fair market value, determined by the Board in its reasonable good faith judgment); provided, that for the six months prior to the Settlement Date, the Company may make any disposition contemplated under Section 5.1(a)(v) without limitation; provided that the proceeds of such issuance or issuances shall be held in a segregated account, and used solely for the benefit of the holder of the Series B Preferred Stock.

(v) directly or indirectly acquire or enter into, or permit any Subsidiary to acquire or enter into, any interest in any Person or business (whether by a purchase of assets, purchase of stock, merger, loan or advances to, guarantees for the benefit of, investments in or otherwise) or any joint venture in each case involving an amount over $40 million, individually, or $80 million in the aggregate;

(vi)(A) enter into any material transaction involving or relating to Patni or (B) sell any Patni shares, other than (x) after the Termination Date and (y) sales of equity securities of Patni listed on a recognized national stock exchange of India as required in order for Patni to comply with the minimum public shareholding, “public float” or other similar requirements imposed by applicable securities Laws of India or by any applicable rules, regulations or other requirements of such stock exchanges until Patni becomes a wholly owned Subsidiary of the Company including any reorganization, recapitalization, liquidation, dissolution, merger or similar transaction involving Patni;

(vii) enter into, or permit any Subsidiary to enter into, any line of business other than the lines of business in which those entities are currently engaged (including those in which Patni and its Subsidiaries is engaged) and other activities or lines of business reasonably related thereto in each case;

(viii) enter into, amend, modify or supplement any agreement, commitment or arrangement with any Related Party of the Company or any of its wholly-owned Subsidiaries, except for (A) employment arrangements and benefit programs as approved by the Board, (B) any agreements or arrangements of not more than $25,000 value and (C) as otherwise expressly contemplated by the Transaction Documents;

(ix) create, incur, guarantee, assume, issue or permit any Subsidiary to create, incur, guarantee, assume or issue, any Indebtedness, other than (A) pursuant to the Closing

Indebtedness or (B) any additional Indebtedness up to $150 million in the aggregate beyond the Closing Indebtedness;

(x) approve the hiring or termination of the Chief Executive Office or the Chief Financial Officer of the Company;

(xi) make any amendment to or rescind (including in each, case by merger or consolidation) any provision of the certificate of incorporation, articles of incorporation, by-laws or similar organizational documents of the Company or any of its Subsidiaries would directly conflict with the terms and provisions of this Agreement or the Series B Statement;

(xii) voluntarily delist from any Trading Market;

(xiii) except to provide for the Investor Directors appointed pursuant to Article IV or Section 7.2, increase the size of the Board beyond 12 members;

(xiv) commence any voluntary liquidation, bankruptcy, dissolution, recapitalization, reorganization or assignment to their creditors, or any similar transaction; or

(xv) agree to any of the foregoing.

(b) If an Event of Noncompliance under Section 11(a)(i)(A) of the Series B Statement has occurred and is continuing, the Company and the Board shall not, and shall take all actions required to ensure that each Subsidiary of the Company shall not, except as required by law, without the prior written consent of the Majority Sponsor Investors (which consent may be withheld in its sole discretion) take any of the following actions or engage in any of the following transactions:

(i) any Change of Control;

(ii) any issuance, disposition, acquisition or incurrence which would be permitted under Section 5.1(a)(ii), Section 5.1(a)(iv), Section 5.1(a)(vi) or Section 5.1(a)(ix) if no Event of Default was in existence;

(iii) approve the annual budget of the Company and its Subsidiaries for any fiscal year or deviate therefrom by more than 10% in the aggregate; or

(iv) approve the employment or termination by the Board of any member of senior management of the Company.

Such additional consent rights shall terminate at any time that at least two-thirds (66-2/3%) of such original payment default has been paid to the holders of the Series B Preferred Stock.

ARTICLE VI

INFORMATION RIGHTS

Section 6.1 Delivery of Financial Statements.

(a) At any time that the Preferred Stock or any Conversion Stock received on conversion thereof is outstanding and the Company does not and is not required to file periodic reports with the SEC, the Company shall deliver to each Investor:

(i) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, consolidated financial statements of the Company and its Subsidiaries consisting of an income statement for such fiscal year, a balance sheet, and statement of stockholder’s equity as of the end of such fiscal year, and a statement of cash flows for such fiscal year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by a nationally recognized accounting firm selected by the Company;

(ii) as soon as practicable, but in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of the Company, consolidated financial statements of the Company and its Subsidiaries consisting of an unaudited income statement for such quarter, statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter;

(iii) as soon as practicable, but within 30 days after the end of each fiscal month, a management information package reflecting the monthly financial and operating performance of the Company;

(iv) with respect to the financial statements called for in Section 6.1(a)(ii), an instrument executed by the Chief Financial Officer or Chief Executive Officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present in all material respects the financial condition of the Company and its Subsidiaries and its results of operation for the period specified, subject to year-end audit adjustment.

Section 6.2 Reasonable Information. The Company shall, with reasonable promptness, provide to each Investor such other information and financial data concerning the Company and its Subsidiaries as such Investor may reasonably request.

ARTICLE VII

EVENTS OF DEFAULT; REMEDIES

Section 7.1 Events of Default. It shall be considered an “Event of Default” if:

(a) the Company defaults on its obligations under Article IV and such default continues for thirty days and has not been waived by the Majority Sponsor Investors;

(b) the Company defaults on its obligations under Section 5.1 and such default has been continuing for 60 days after written notice by the Company and has not been waived by the Majority Sponsor Investors; provided, that the Company shall be obligated to give notice to the Investors immediately upon the Company obtaining Company’s Knowledge of any default under Section 5.1; and provided further that if the Sponsor Investors become aware of a default other than by notice of the Company, then the Majority Sponsor Investors shall give written notice of such default to the Company, which notice shall be deemed notice of the Company; and provided further, that if the Company disputes any notice of default provided by the Majority Sponsor Investors, and the position of the Majority Sponsor Investors is finally determined to be correct, then the initial date of the default will be deemed to be the date of the event causing such default (and not the date of the notice of the Majority Sponsor Investors); or

(c) the Company has failed, for any reason, to file the Shelf Registration Statement by the Filing Deadline or upon expiration of the Shelf Registration Statement pursuant to the Securities Act so long as there are Registrable Securities outstanding to file a new Shelf Registration Statement in order to keep the Shelf Registration Statement effective through the Effectiveness Period.

Section 7.2 Remedies.

(a) Upon the occurrence and during the continuation of an Event of Default the Company shall provide the remedies provided for in Section 11(b) of the Series B Statement.

(b) If at the time of an Event of Default there are no shares of Preferred Stock outstanding but the Investors continue to hold shares of Conversion Stock, then the remedies for an Event of Default hereunder shall include the remedy provided for in Section 11(b)(ii) of the Series B Certificate, and such Section shall be deemed incorporated by reference into this Agreement and shall be applicable mutatis mutandis, even if no Preferred Stock remains outstanding.

(c) If any Event of Default exists, each holder of Series B Preferred Stock or Conversion Stock shall also have any other rights which such holder is entitled to under the Series B Statement, any contract or agreement in effect at such time and any other rights which such holder may have pursuant to applicable law.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Expenses. All expenses of the Investors relating to this Agreement and the other Transaction Documents shall be borne by the Investors. All fees related to the Company’s acquisition of a majority stake in Patni shall be borne by the Company, which, for the avoidance of doubt, includes all financing related fees, transaction structuring fees, anti-trust filing fees, all fees related to any foreign currency hedging arrangements related to such acquisition, all fees related to conducting diligence on Patni (accounting, tax, legal and other), financing, and equity documentation fees and other fees related to the Company’s investment in Patni. The fees of McKinsey & Co. and Mr. Basab Pradhan shall be borne by the Investors. The financial advisory fees of Standard Chartered Bank with respect to this Agreement and the other Transaction Documents (other than the Patni Purchase Agreements and any documents certificates or other instruments delivered or executed in connection therewith) shall be borne by the Investors, and the Company shall bear the fees of Standard Chartered with respect to the acquisition of the majority stake in Patni (should the Company decide to use Standard Chartered as an advisor).

Section 8.2 Amendments and Waivers. This Agreement may be amended, modified or waived only by a writing signed by the Company and (i), so long as the Initial Investor or its Affiliates hold any Preferred Stock or Conversion Stock, the Majority Sponsor Investors or (ii) thereafter, the holders of a majority of the Preferred Stock. In the event that an Interim Funding is made under the Purchase Agreement, the parties shall work together to make any mutually agreed amendments to this Agreement and the Series B Statement required to effectuate the intent of the parties with respect to their respective rights in the case of the addition of a closing date other than the First Closing Date and the Second Closing Date; provided, for the avoidance of doubt, it is understood by the parties that the obligation of the Company under Section 6(c) of the Series B Statement to redeem all outstanding shares of Series B Preferred Stock shall include any shares issued as a result of an Interim Funding.

Section 8.3 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three Business Days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate written notice to the other party:

If to the Company:

iGATE Corporation
6528 Kaiser Drive
Fremont, CA 94555
Attention:	Phaneesh Murthy
Facsimile:	(510) 896-3010

With a copy to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, CA 90071
Attention:	Cynthia A. Rotell
Facsimile:	(213) 891-8763

If to the Investors:

Viscaria Limited
c/o Aspen Secretarial Services
Lemesou, 77

Elia House
P.C. 2121, Nicosia, Cyprus
Attention:	Secretary of the Company
Facsimile:	+ 357 2241 8801

With a copy to (solely in its capacity as investment manager), which shall not constitute notice to Investor:

Apax Partners Europe Managers Limited
33 Jermyn Street
London SW1Y 6DN
United Kingdom
Attention:	Salim Nathoo
Rohan Haldea
Facsimile:	+44 20 7666 6441

With a copy to (solely in its capacity as investment advisor), which shall not constitute notice to Investor:

Apax Partners India Advisers Private Limited
2nd Floor, Devchand House
Shivsagar Estate
Dr Annie Besant Road
Worli
Mumbai 400 018
India
Attention:	Shashank Singh
Facsimile:	+91 22 4050 8444

With a copy to (which shall not constitute notice to the Investors):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Frederick Tanne, P.C.
Susan J. Zachman
Facsimile:	(212) 446-6460

Section 8.4 Certain Tax Matters.

(a) On or before the First Closing, the Initial Investor shall deliver to the Company a properly executed Internal Revenue Service Form W-8IMY, together with all required supporting documentation, certifying that each of the beneficial owners of the Initial Investor as of the First Closing is a “withholding foreign partnership” within the meaning of Treas. Reg. Section 1.1441 5(c)(2). If the Initial Investor transfers any of the Preferred Shares (or conversion Shares) to a Person who is an Investor, such Investor shall deliver to the Company a properly executed Internal Revenue Service Form W-8 or W-9, as applicable. Each Investor shall notify the Company of any change in circumstances with respect to such Investor or its beneficial owners (including if the Investor has new or different beneficial owners) of which it is aware (i) which would modify or render invalid any claimed exemption from or reduction of withholding, (ii) which would require the Investor to provide additional certification regarding an exemption from or reduction of withholding, or (iii) if any form or certification such Person previously delivered expires or becomes obsolete or inaccurate in any respect. The Investor shall provide the Company with updated executed originals of such forms, as and when required by Law, or any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Company to determine any withholding or deduction required to be made.

(b) Unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code, the Parties shall (i) treat the Preferred Shares as stock which participates in corporate growth to a significant extent within the meaning of Treas. Reg. Section 1.305-5(a), and not as preferred stock for purposes of Code Section 305 and the regulations thereunder, (ii) treat any conversion of a Preferred Share into Common Stock pursuant to the terms thereof as a “recapitalization” pursuant to Section 368(a) of the Code in which no gain or loss is recognized and no dividend income is includable, (iii) not treat the accumulation of dividends on the Preferred Shares as taxable pursuant to Section 305 of the Code, (iv) treat any payment made in redemption of the Preferred Shares under Section 6(c) of the Series B Statement as a payment in exchange for the Preferred Shares and not as a dividend for U.S. federal income tax purposes and (v) file all Tax Returns on a basis consistent with the foregoing. In the event of any Tax audit or other proceeding regarding any of the foregoing, the Company shall (x) promptly notify the Initial Investor and keep the Initial Investor apprised of all stages and developments concerning such audit or other proceeding and (y) contest in good faith, taking into account the interests of the Investors, any such audit or proceeding in a manner consistent with clauses (i) through (iv) of the first sentence of this Section 8.4(b), provided, however, the Company shall not be prevented from settling any proposed deficiency or adjustment by any taxing authority related to the positions described in clauses (i) through (vi) of the first sentence of this Section 8.4(b), and the Company shall not be required to litigate before any court any proposed deficiency or adjustment by any taxing authority challenging any such position, except at the Initial Investor’s request and at the expense of the Investors.

(c) Indian Tax Matters.

(i) Unless otherwise required by a final, non-appealable decision of an Indian court of competent jurisdiction, the Parties shall (i) treat the Initial Investor as a person eligible for all of the benefits of the Cyprus-India Income Tax Treaty (including Article 14 thereof) and (ii) unless otherwise required by a change in relevant Law after the date of this Agreement (a “Change in Law”), treat any payment (whether in the form of cash, Conversion Stock, or other consideration) made by the Company to the Initial Investor in respect of Preferred Shares or Conversion Shares (whether in redemption, conversion, as a dividend or otherwise) (any of the foregoing, a “Payment”) as exempt from withholding Taxes under the laws of the Republic of India (“Indian Withholding Taxes”). In the event of a Change in Law, the Company shall not deduct and withhold any Indian Withholding Taxes from any Payment without the written consent of the Initial Investor, such consent not to be unreasonably withheld, it being understood and agreed that the withholding of consent by the Initial Investor shall be reasonable if the Initial

Investor delivers to the Company an opinion from a reputable law firm or accounting firm expert in Indian Tax matters, selected by the Initial Investor and reasonably acceptable to the Company, (and, for the avoidance of doubt, it is agreed that any of the so-called “Big Four” accounting firms shall be acceptable) to the effect that is it more likely than not that such Payment is exempt from Indian Withholding Taxes. The Parties agree to file all Tax Returns on a basis consistent with the foregoing.

(ii) The Initial Investor shall, without duplication, bear (and pay, reimburse, indemnify and hold harmless the Company for, from and against) any and all liabilities for Indian Withholding Taxes which are ultimately imposed on the Company and that are attributable to any Payment made by the Company to the Initial Investor.

(iii) The Company shall notify the Initial Investor in writing within five (5) days upon receipt by the Company or any of its Subsidiaries of notice of any pending or threatened Indian Tax audits, assessments or administrative or judicial proceedings affecting Indian Withholding Taxes that could result in any Tax liability for which the Initial Investor may be liable to the Company hereunder (an “Indian Withholding Tax Claim”). Such notice shall contain factual information describing any asserted Tax liability and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. The Initial Investor (or its designee) shall, at its own expense, have the right to control the contest of any Indian Withholding Tax Claim provided that (i) the Company may participate in the conduct of such Indian Withholding Tax Claim at its own expense, and (ii) the settlement or other resolution of such Indian Withholding Tax Claim shall be subject to the written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that no such consent shall be required where such settlement would have no adverse effect on the Company.

(iv) Any refund of Indian Withholding Taxes withheld with respect to a Payment made to any Investor received by the Company or any of its Subsidiaries shall be property of the Investor with respect to whom such withholding was made. The Company shall (and shall cause its Subsidiaries to) cooperate in good faith with any affected Investor to claim any such refund as soon as is reasonably practicable. The Company shall pay to the affected Investor any such refund within fifteen (15) days after receipt thereof.

Section 8.5 Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their respective successors and assigns. Subject to Section 3.6, any Investor may transfer or assign, in whole or from time to time in part, to one or more Persons the Preferred Stock or any Conversion Stock issued on conversion thereof; provided that (a) such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected and (b) the transferee agrees in writing to be bound by this Agreement as if it were a party hereto and an Investor hereunder. Notwithstanding the above, the rights set forth in Section 3.1, Section 3.2, Section 3.3, Article IV and Article V shall not inure to any Investor not a member of the Sponsor Group and the right set forth in Article VI shall not inure to any Investor that is not at least a 10% Holder.

Section 8.6 Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the majority of the holders of the Preferred Stock (including any Conversion Stock received on conversion thereof).

Section 8.7 Beneficiaries of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Each Person who has served as an Investor Director is hereby expressly deemed a third-party beneficiary of Section 4.10 hereto.

Section 8.8 Counterparts; Facsimiles and Electronic Copies. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile or other electronic copy (including copies sent via email), which shall be deemed an original.

Section 8.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

Section 8.10 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be declared by any court of competent jurisdiction to be invalid, illegal, void or unenforceable in any respect, all other provisions of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, illegal, void or unenforceable, shall nevertheless remain in full force and effect and will in no way be affected, impaired or invalidated thereby. Upon such determination that any provision, or the application of any such provision, is invalid, illegal, void or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

Section 8.11 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

Section 8.12 Further Assurances. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may be necessary or reasonably required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

Section 8.13 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.14 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

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SIGNATURE PAGE TO

INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

IGATE CORPORATION

By:	/s/ Sujit Sircar
	Name:	Sujit Sircar
	Title:	Chief Financial Officer

SIGNATURE PAGE TO

INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

VISCARIA LIMITED

By:	/s/ Andreas Athinodorou
	Name:	Andreas Athinodorou
	Title:	Director